EXHIBIT 99.3

YANDEX N.V.

OFFER TO EXCHANGE

SARS FOR REPLACEMENT RESTRICTED SHARE UNITS

ELECTION FORM AND RELEASE AGREEMENT

Instructions:

•                                          Before you complete or return this Election Form and Release Agreement (“Election Form”), you should read the Offer to Exchange dated April 1, 2015.

•                                          You may obtain a copy of the Offer to Exchange by downloading it from https://wiki.yandex-team.ru/option/SAR-RSUexchange/.show, or by calling or sending an email to Daria Isaenko at #2017 or disaenko13@yandex-team.ru. The Offer to Exchange contains important information about the terms and conditions and risks of the Offer and explains many of the terms used in this Election Form.

•                                          After you have read the Offer to Exchange and this Election Form, please complete this Election Form and return it to Yandex. You may return a completed, signed and dated copy of this Election Form by email, followed by the original copy by mail or hand delivery (during normal business hours) to the following addresses:

Yandex LLC

16, Leo Tolstoy Street

Moscow 119021, Russia

Attention: Ekaterina Dmitrieva

Email: katharina@yandex-team.ru

OR

Attention: Daria Isaenko

Email: disaenko13@yandex-team.ru

•                                          DEADLINE: If you wish to accept the Offer, we must receive this Election Form at the above email address or address no later than 19.00, Moscow time, on April 10, 2015, unless we extend the deadline for the Offer. If we do not receive an Election Form from you prior to this deadline, you will be deemed to have rejected the Offer.

A.                                    Offer Election. I hereby:

☐                                    ACCEPT the Offer with respect to all of my Existing SARs. I further agree to be bound by the terms and conditions set forth in the Offer to Exchange, the release and the other terms and conditions set forth in Section C of this Election Form. (Sign and return this Election Form to Yandex.)

☐                                    REJECT the Offer. My Existing SARs will remain outstanding as described in the Offer to Exchange. (Sign and return this Election Form to Yandex.)

B.                                    Signature (All Persons). I hereby represent and confirm to Yandex that:

•                                          I have full power and authority to sign and deliver this Election Form and to tender any Existing SARs pursuant to the terms of the Offer to Exchange;

•                                          I have received and read, and I understand, the Offer to Exchange and the documents referenced in the Offer to Exchange, including this Election Form. The documents referenced in the Offer to Exchange (including this Election Form) are collectively referred to in this Election Form as the “Offer Documents”;

•                                          I have had adequate time and opportunity to ask questions of Yandex about the Offer and the Offer Documents, and to seek advice from my independent legal, tax and/or financial advisors concerning the Offer and the Offer Documents;

•                                          I understand that the Offer Documents contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents or oral representations from Yandex or any of its officers, directors, employees, representatives, affiliates or agents in deciding to accept or reject the Offer;

•                                          Yandex has not made any recommendation to me as to whether I should accept or reject the Offer, and any election to accept the Offer is wholly voluntary;

•                                          I have obtained the consent of my spouse (if applicable) in connection with my acceptance of this Offer, in the form attached as Exhibit A.

•                                          I have obtained the consent of any other third party that may be required (in accordance with applicable law or any agreements I have entered into) in connection with my acceptance of this Offer.

•                                          The information set forth in my Individual Option Statement is correct; and

•                                          My election to accept or reject the Offer is correctly set forth in Section A above.

I understand that the Offer will expire at 19.00, Moscow time, on April 10, 2015, unless Yandex subsequently extends the expiration time (the “Expiration Time”). I understand that I may not revoke my election to accept or reject the Offer after the Election Form has been received and accepted by Yandex and that I cannot change or withdraw my election once I have submitted the Election Form unless Yandex has modified the Offer in a material manner.

I understand and agree that my employment status with Yandex is not affected in any way by the Offer or by anything contained in the Offer Documents.

I also understand that if I alter or modify this Election Form in any way (other than by checking the box corresponding to my election in Section A and completing the signature block below), my alterations and/or modifications will not be effective and will not be binding on Yandex.

The Offer and the Offer Documents shall be governed by and construed and enforced in accordance with the laws of The Netherlands.

If I have accepted the Offer (as indicated in Section A of this Election Form) as to my Existing SARs, I agree to be bound by the terms and conditions of, and acknowledge that I have read and understand, the Offer to Exchange, the release and other terms and conditions set forth in Section C of this Election Form.

C.                                    Other Terms and Conditions (For Persons Accepting the Offer Only)

By accepting the Offer (by marking such election in Section A of this Election Form), and by my signature in this Election Form, I hereby agree with Yandex as follows:

•                                          Subject to all of the terms and conditions of the Offer, I hereby tender all of my Existing SARs (such exchanged SARs are referred to as “Cancelled SARs”), and I agree that, subject to acceptance by Yandex, all of my Cancelled SARs will automatically terminate effective on the first business day following the Expiration Time;

•                                          Upon acceptance of the Cancelled Options by Yandex, I, on my own behalf and on behalf of my heirs, dependents, executors, administrators and assigns, hereby release Yandex and its successors, assigns, affiliates, representatives, directors, officers and employees, past and present (collectively referred to in this Election Form as “Released Persons”), with respect to and from any and all claims, damages, agreements, obligations, actions, suits, proceedings and liabilities of whatever kind and nature, whether now known or unknown, suspected or unsuspected (“Claims”), which I now own or hold or at any time previously owned or held against any of the Released Persons and that relate to or are in any way connected with the Cancelled SARs. I acknowledge that I may later discover claims or facts that are in addition to or are different from those which I now know or believe to exist with respect to the Cancelled SARs. Nevertheless, I hereby waive any Claim relating to or connected with the Cancelled SARs that might arise as a result of such different or additional claims or facts. I fully understand the significance and consequence of this release.

•                                          I have not previously assigned or transferred to any person or entity (other than Yandex) any interest in my Cancelled SARs, and I agree to defend, indemnify and hold harmless all Released Persons from and against any claim based on or in connection with any purported assignment or transfer.

•                                          The Offer Documents comprise the entire agreement and final understanding concerning the Offer and my Cancelled SARs, and the Offer Documents supersede and replace all prior agreements, proposed or otherwise, whether written or oral, between Yandex and me concerning the subject matter thereof. Yandex will not be bound by any representation, promise or agreement that is not specifically contained in the Offer Documents.

•                                          Yandex reserves the right, under the circumstances set forth in the Offer to Exchange, to terminate or amend the Offer, or to postpone its acceptance and cancellation of any Cancelled SARs.

This form must be completed in English and signed in the space below.

SIGNATURE	PRINT NAME	DATE

FOR COMPANY USE ONLY

[To be completed by Yandex after the exchange to certify that the exchange has been completed.]

Accepted and Agreed on Behalf of Yandex N.V.

SIGNATURE	PRINT NAME	DATE

EXHIBIT A

Spousal Consent